UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive Exeter, NH		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2020, Neal Armstrong notified Vapotherm, Inc. (the “Company”) of his respective decision to resign from the Board of Directors of the Company (the “Board”) and as a member and the chair of the Audit Committee of the Company (the “Audit Committee”) effective January 29, 2020. Mr. Armstrong’s resignation from the Board is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On January 29, 2020, the Board unanimously voted to appoint Lance Berry to the Board and as a member and the chair of the Audit Committee, each effective upon Mr. Armstrong’s resignation on January 29, 2020.  Mr. Berry’s appointment fills the vacancy on the Board resulting from the resignation of Mr. Armstrong. The Board designated Mr. Berry as a Class II member to serve until the 2020 annual meeting of the Company’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There were no arrangements or understandings between Mr. Berry and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) between Mr. Berry and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. Berry will receive annual cash retainer compensation in the amount $40,000 for his Board service, and $20,000 for his service as chair of the Audit Committee. All amounts will be paid in arrears on a quarterly basis, and, subject to approval by the Compensation Committee, Mr. Berry may elect to receive fully-vested shares of the Company’s common stock in lieu of his annual cash retainer for his Board Service and annual cash retainer for his Audit Committee service.  The Company will also reimburse Mr. Berry for his travel expenses incurred in connection with attendance at Board and Audit Committee meetings. On January 29, 2020, the Board also granted Mr. Berry an initial one-time option to purchase 14,250 shares of the Company’s common stock (each, an “Option”). Subject to Mr. Berry’s continued service on the Board, each Option will vest as follows: 1/3 of the shares subject to the Option will vest annually over a three-year period. In accordance with the Policy, as may be amended from time to time, Mr. Berry will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to his continued service on the Board.

In connection with Mr. Berry’s appointment to the Board, he entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-227897) filed with the SEC on October 19, 2018. A copy of the Company’s press release announcing Mr. Berry’s appointment to the Board is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Issued by Vapotherm, Inc. on January 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vapotherm, Inc.

Date: January 30, 2020	By:	/s/ John Landry
John Landry
Vice President & Chief Financial Officer